EXHIBIT 99.6

                                   ACCEPTANCE


This Subscription Agreement in the name of Debra Elenson for 2,250,000 shares of stock for $382,500.00 is hereby accepted by the Company as of the 8th day of June, 2001.

AmeriNet Group.com, Inc.

By: /s/ Edward C. Dmytryk, President

Date: 6/8/01

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                             SECURED PROMISSORY NOTE

June 8, 2001                                                AMOUNT:  $255,000.00

         1. FOR VALUE RECEIVED, Debra Elenson (the "Maker") hereby agrees to pay to AmeriNet Group.com, Inc., or to order, at Crystal Corporate Center, 2500 North Military Trail, suite 225-C, Boca Raton, Florida 33431 or at such other place as the holder hereof may designate and in writing from time to time, the sum of TWO HUNDRED FIFTY FIVE THOUSAND AND NO/100 DOLLARS ($255,000.00) ON OR BEFORE November 30, 2001, together with interest on the unpaid principal balance from the date hereof until paid at the rate of TEN PERCENT (10%) per annum. Interest on the unpaid principle amount shall be payable monthly in arrears on the fifth (5th) day of each month for the preceding month commencing July 5, 2001, and continuing on the fifth day of each month thereafter until the note is paid in full.

         2. All payments shall be credited first to accrued and unpaid interest and then to principal or other amounts owing pursuant hereto. Maker may prepay any portion of the principal of this note without penalty at any time.

         3. This note is secured by a Pledge Agreement of even date, a copy of which is attached hereto as Exhibit A, pursuant to which Maker has granted the holder a security interest in certain AmeriNet Group.com, Inc. common stock.

         4. The occurrence of any of the following shall be an event of default ("Event of Default") hereunder:

         (a) failure to make any payment as herein provided within five (5) days of the date due;

         (b) the assignment or attempted assignment of the Maker's obligations under this note; other than as provided in Section 10.

         (c) the occurrence of an Event of Default under the Pledge Agreement.

         5. Upon the occurrence of any Event of Default, the unpaid principal and interest hereof, at the sole option of the holder, shall at once become due and payable, and the holder shall have the remedies and may cancel shares of pledged stock as provided in the Pledge Agreement. No delay or omission on the part of the holder in exercising any right under this Note or under the Pledge agreement shall operate as a waiver of such right.

         6. The liability of Maker for payment of principal and interest under this Note shall be limited to the stock pledged pursuant to the Pledge Agreement. The holder agrees not to seek or obtain any deficiency or personal judgment or decree against the maker, except such judgment or decree as may be necessary to obtain or cancel the Maker's interest in the pledged stock.

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         7. The maker waives presentment, demand, protest, notice of protest, notice of dishonor and notice of nonpayment.

         8. If any provision of this note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this note shall remain in full force and effect.

         9. This obligation shall be construed pursuant to the laws of the State of Florida. By entering into this agreement the parties agree to be bound by the jurisdiction of the Florida courts with venue for any dispute in Palm Beach County, Florida.

         10. This note may be assigned in whole or in part to a transferee of all the stock pledged under the Pledge Agreement, provided that any assignee shall assume the Maker's obligations under the Pledge Agreement and shall execute an amended or replacement pledge agreement in form satisfactory to the holder and its legal counsel. Any assignment of the note must be in compliance with any applicable federal or state securities laws. .

         This Secured Promissory Note is executed this 8th of June, 2001.



MAKER:                                        WITNESS:

/s/  Debra Elenson                           /s/ Leonard Tucker
                                             /s/ Charles J. Scimeca